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EXHIBIT 10.4

JOINDER TO AND MODIFICATION OF
MORTGAGE AND SECURITY AGREEMENT

        THIS JOINDER TO AND MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT (this "Joinder"), dated as of January 10, 2005, is made and entered into by and among WORLD AIR HOLDINGS, INC., a Delaware corporation ("Holdings"), WORLD AIRWAYS, INC., a Delaware corporation (the "Company"), WORLD AIRWAYS PARTS COMPANY, LLC, a Delaware limited liability company ("Parts LLC" and together with the Company, the "Grantors"), and CITIBANK, N.A., as Collateral Agent (the "Collateral Agent"). Holdings, the Company, Parts LLC, and the Collateral Agent are sometimes herein individually referred to as a "Party" and, collectively, as the "Parties." Capitalized terms used herein but not defined or limited in this Joinder shall have the respective meanings ascribed to such terms in the Security Agreement (as defined below).

W I T N E S S E T H:

        WHEREAS, the Company, Holdings and World Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of the date hereof, pursuant to which (i) the Merger Sub will be merged with and into the Company, (ii) each of the issued and outstanding shares of common stock of the Company, par value $.001 per share, will be converted into one share of common stock of Holdings, par value $.001 per share, (iii) the shareholders of the Company will become shareholders of Holdings, and (iv) the Company will become a wholly-owned subsidiary of Holdings (the "Merger");

        WHEREAS, the Company, Govco Incorporated as Primary Tranche A Lender, Citibank, N.A. as Alternate Tranche A Lender, Collateral Agent and Agent, Citicorp North America, Inc. as Govco Administrative Agent, Citicorp USA, Inc. as Tranche B Lender, Phoenix American Financial Services, Inc. as Loan Administrator, and the Air Transportation Stabilization Board (the "Board") have entered into that certain $30,000,000 Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated or supplemented or otherwise modified from time to time, the "Loan Agreement");

        WHEREAS, the Merger constitutes a restructuring under Section 5.19 of the Loan Agreement (the "Restructuring");

        WHEREAS, Section 5.19(g) of the Loan Agreement requires that, as part of the Restructuring, Holdings must comply with the provisions of Section 5.19(g) of the Loan Agreement by (i) expressly assuming all of the obligations of the Grantors under that certain Mortgage and Security Agreement, dated as of December 30, 2003 (the "Security Agreement"), by and among the Company, Parts LLC, and the Collateral Agent, and (ii) pledging to the Collateral Agent all of its properties and assets as of the date of the Restructuring, including, without limitation, the Capital Stock of the Company and each of its Subsidiaries; and

        WHEREAS, Holdings is entering into this Joinder to comply with Section 5.19(g) of the Loan Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        Section 1.    Joinder.    Holdings hereby (i) expressly agrees that it is, and shall be deemed for all purposes to be, a Grantor under the Security Agreement, agrees to be bound by the terms and conditions set forth therein, and assumes all of the obligations of the Grantors under the Security Agreement with the same force and effect as if Holdings were an original party thereunder and signatory thereto, and (ii) pledges to the Collateral Agent all of its properties and assets as of the date of the Restructuring, including, without limitation, the Capital Stock of the Company and each of its other Subsidiaries, as contemplated by Section 3.09 of the Security Agreement, the provisions of which Section 3.09 are incorporated herein by reference.

        Section 2.    Representations and Warranties.    Holdings hereby represents and warrants (as applicable) the representations and warranties contained in Article 2 of the Security Agreement, which are incorporated herein by reference.

        Section 3.    Notices.    All notices and other communication provided for in the Security Agreement shall be in writing and given in accordance with Section 10.7 of the Loan Agreement as follows:

  If to Holdings, the Company or Parts LLC:

    World Air Holdings, Inc.
    The HLH Building
    101 World Drive
    Peachtree City, Georgia 30269
     Attention: Randy J. Martinez
    Phone: 770-632-8260
    Facsimile: 770-632-8090

  With a copy to:

    Powell Goldstein LLP
    One Atlantic Center
    Suite 1400
    1201 West Peachtree Street, N.W.
    Atlanta, Georgia 30309
     Attention: Thomas R. McNeill, Esq.
    Phone: 404-572-6681
    Facsimile: 404-572-6999

        If to the Collateral Agent, notice shall be given at the address set forth in Annex A to the Loan Agreement. Each Party hereto may change its address for notices and other communications hereunder by notice to the other Parties hereto. All notices and other communications given to the Parties hereto in accordance with the provisions of this Joinder shall be deemed to have been given on the date of receipt.

        Section 4.    Governing Law.    THIS JOINDER IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT IN THE EVENT THE BOARD BECOMES A LENDER PURSUANT TO THE BOARD GUARANTEE, THE RIGHTS AND OBLIGATIONS OF THE BOARD HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, IF AND TO THE EXTENT SUCH FEDERAL LAW IS APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 10.11 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

        Section 5.    Execution in Counterparts.    This Joinder may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.

        Section 6.    Amendments.    This Joinder may be amended in accordance with the provisions set forth in Section 10.1 of the Loan Agreement.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have caused this Joinder to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

COMPANY:
WORLD AIRWAYS, INC.
By:	/s/ RANDY J. MARTINEZ Randy J. Martinez Chief Executive Officer and President
HOLDINGS:
WORLD AIR HOLDINGS, INC.
By:	/s/ RANDY J. MARTINEZ Randy J. Martinez Chief Executive Officer and President
PARTS LLC:
WORLD AIRWAYS PARTS COMPANY LLC
By:	/s/ GILBERTO M. DUARTE, JR. Gilberto M. Duarte, Jr. Manager
COLLATERAL AGENT:
CITIBANK, N.A.
By:	/s/ FERNANDO MOREYRA Fernando Moreyra Assistant Vice President

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  EXHIBIT 10.4
JOINDER TO AND MODIFICATION OF MORTGAGE AND SECURITY AGREEMENT